Exhibit 99.1
Greenspoint Phoenix, AZ Broadcast Center Los Angeles, CA Elm Creek Elmhurst, IL Flamingo South Beach Miami, FL Calhoun Beach Club Minneapolis, MN The Palazzo East at Park La Brea Los Angeles, CA

This presentation contains forward-looking statements, including statements regarding future results. These statements are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain occupancy, maintain and increase rental rates, lease-up redevelopment and acquisition properties and generate fee income as projected. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond Aimco's control. These factors are described in Aimco's filings with the Securities and Exchange Commission, including Aimco's Annual Report on Form 10-K. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary, Supplemental Schedule 2 and Supplemental Schedule 3. The information contained herein does not constitute an offer or the solicitation of an offer for the purchase or sale of any securities. The NAV per share information is not intended to represent the present or expected future value of Aimco's common stock. Forward-looking Statements and Other Information

History of Aimco Aimco Portfolio Property Operations Redevelopment Asset Management and Transactions Financial Strategy Net Asset Value (NAV) Presentation Topics

History of Aimco Initial Public Offering in 1994 with $315 million gross asset value, generating 13% compounded annual total shareholder return through 2007. Rapid growth followed by an integration period. Doubled in size every 18 months from 1994 - 2002 through several large portfolio acquisitions. Rationalized portfolio and operations, selling more than 350 properties worth over $4.5 billion from 2001 - 2006 and substantially exiting the third-party property management business. Recognized that there was work to be done in response to the enormous growth in scale. Built operating infrastructure to take advantage of scale and support growth. Invested in assets to improve quality of portfolio. Operating platform stabilized by 2006, positioning Aimco for growth. Gross Book Value of Real Estate Number of Aimco Employees

Aimco Portfolio Overview We own a well diversified asset base Portfolio is of high quality, supporting strong NOI growth, supplemented by redevelopment and tax credit activities Conventional portfolio: 439 communities with 127,532 units Affordable portfolio: 312 communities with 37,104 units Property managed and asset managed: 418 communities with 38,404 units Portfolio is diversified by price point and geography, focus is on B properties in A locations Royal Crest Estates - Warwick Warwick, Rhode Island Yorktown Apartments Lombard, Illinois Belmont Place Atlanta, Georgia

Aimco Portfolio Geographic Diversification Aimco's portfolio is balanced geographically, providing for improved risk-adjusted returns Conventional Portfolio GAV No single market represents more than 12.5% of gross asset value More Than 76% of Estimated Gross Asset Value is in 15 Markets. Data as of December 31, 2006

Aimco Portfolio Property Class by Price Point Aimco owns a high quality portfolio that is well diversified by price point Conventional Portfolio by Property Class as % of NAV (3Q 2007) Aimco Property Rent v. Market (3Q 2007) 'A' Property: Average rent greater than 125% of REIS market average 'B' Property: Average rent between 90-125% of REIS market average 'C' Property: Average rent less than 90% of REIS market average Source: Market Rents provided by REIS, 2007. Used with permission from Reis.com

Aimco Capital Property Operations We Are Organized for Growth Our primary focus is to increase the Net Asset Value of the company through superior operations, redevelopment and value added transactions, and our business is organized around these three core activities Property Operations Redevelopment Aimco Capital

Property Operations

Property Operations Operational Philosophy The apartment management industry has been undergoing a transformation from a cottage industry to a scale driven, professional business system that is customer- centric, driven by rising customer expectations. Aimco Operations is at the forefront of this transformation and is led by a team that is grounded in other geographically distributed consumer businesses. Aimco has refocused its Operational Philosophy into five major Components: Customer Driven - based on a solid foundation of consumer research, we focus on the entire customer experience, measure it, and seek to differentiate ourselves beyond the physical quality of the property, in order to achieve a relative price premium. Forward Looking & Data Driven - we measure it to manage it, and we do that to every aspect of the business possible, from demand forecasting to training. Scale Driven - we seek to leverage our size into scale driven advantages, and to transform site operations from mini transaction processing centers to places of personalized experiences. People Driven - selection, hiring, on-boarding, training, development, performance management, and succession planning is itself a set of processes that are developed, measured, and managed. Product Driven - curb appeal, unit turn quality standards, capital investment, financial management, construction services, and the redevelopment process are all areas that receive intense focus to ensure that we are competitive on the basis of product quality and amenities.

Property Operations Conventional Strategy Roadmap Revenue 2004/5 Resident Quality Marketing & Media Customer Response (phone & email) Sales (New & Renewal) Revenue Management Expense, Capital & Service Mgt 2006/7 Turn Production Vendor Management Customer Service Measurement Product Lines (student) Customer Experience 2007/8 Revenue growth through customer experience, style and product differentiation Increasing emphasis on Team-member processes and systems Web Enablement Ramp up of Redevelopment & Capital Programs Customer Information as Competitive Advantage 2008/9

Property Operations Customer Service Improved Through Training Model In-house customer service training is integrated with training from the Disney Institute. Aimco's emphasis on customer service is evidenced by a recently formed partnership with the Disney Institute where Aimco executives and staff refine their customer service skills with particular focus to detail. All Regional Property Managers, Community Managers and Service Managers in place have completed this training. Aimco's internal training program is derived from the Disney curriculum. Move-in Net Promoter Score (NPI) Office Courtesy Scores Data as of August 2007 Y 65.5% - No training completed Y 77.7% - Customer Satisfaction (CM Foundation Skills course) completed Y 85.6% - BOTH the Disney, Moments That Matter AND CM Foundation Skill Customer Satisfaction on line course were completed 20.1% IMPROVEMENT over no training 50.0% 60.0% 70.0% 80.0% 90.0% Net Promoter No Training Move In Experience Disney & CM Training Y 92.3% - No training completed Y 93.7% - Customer Satisfaction (CM Foundation Skills course) completed Y 95.1% - BOTH the Disney, Moments That Matter AND CM Foundation Skill Customer Satisfaction on line course were completed 2.8% IMPROVEMENT over no training 90.0% 91.0% 92.0% 93.0% 94.0% 95.0% 96.0% Office Courtesy No Training Move In Experience Disney & CM Training

Property Operations A History of Outperformance in Most Markets

Property Operations Overall Outperformance in 2007

Redevelopment

Redevelopment Driving Value Creation from Owned Assets Aimco portfolio has job and population growth exceeding US average Housing values near Aimco properties are nearly 1.5 times the national average1 Well located properties with average rent levels in growth markets provide opportunities to increase rents and NAV through redevelopment 1 Housing values near Aimco properties represent value of the 2,500 households nearest to Aimco properties, on average a 0.7 mile radius from property Data as of December 2006

Redevelopment Building the Program Made substantial hires in 2006 to build our redevelopment team with the experienced personnel necessary to manage a world-class redevelopment program Developed processes and teams to manage redevelopment operations and provide for repositioning of assets as an integral part of the redevelopment process Energy conservation program with annual budgets of $25 - $30 million incorporated into redevelopment and other capital projects with minimum returns of 12% Establishing comprehensive product standards which provide for consistency of product, a platform for national purchasing programs and reduction of on-going maintenance and turn costs Infrastructure in place to support annual expenditures of up to approximately $300 million

Our redevelopment program is highly accretive to NAV Redevelopment Conventional Redevelopment Snapshot

Redevelopment Conventional Redevelopment Work-In-Progress Pacific Division 19 Properties 5,557 Units $222.4M Est Cost East Division 6 Properties 4,431 Units $250.8M Est Cost Gulf Division 17 Properties 5,429 Units $184.1M Est Cost Midwest Division 6 Properties 4,024 Units $99.0M Est Cost Active Projects As of Dec 31, 2007 48 Properties 19,441 Units $756.3 M Estimated Cost

Redevelopment HillCreste - Los Angeles, California After Units: 315 Scope of Work: Interiors: New gourmet kitchens and bathrooms, new flooring, closet organizers and granite fireplace surrounds Exteriors: New entry drive, upscale landscaping/lighting and new paint Common Areas: New clubhouse with media screening room and business center; new pool/spa area and upgraded lobbies and corridors Return on Capital: 12.5% Before

Redevelopment Yorktown - Lombard, Illinois After Before Units: 364 Scope of Work: Interiors: New kitchens and baths and flooring upgrades Exteriors: Updated landscaping, new signage and upgraded entry treatments Common Areas: Renovated clubroom, common corridors and lobby Return on Capital: 8.1%

Redevelopment The Lodge on the Chattahoochee - Atlanta, Georgia After Before Before After Units: 312 Scope of Work: Interiors: Renovated kitchens and bathrooms, new lighting, paint and carpet Exteriors: New roofs, siding, windows, railings, landscaping and site amenities including a nature trail, sport court and playground Common Areas: New "lodge" clubhouse, leasing office, fitness center and clubroom Return on Capital: 8.2%

Redevelopment Latrobe - Washington DC After Before Units: 176 Scope of Work: Interiors: New kitchens and baths, flooring and lighting upgrades Exteriors: New signage, new windows and enhanced resident patios and balconies Common Areas: Expanded fitness center and added community entertainment room and patio. Renovated leasing office, common corridors and lobby. Return on Capital: 8.0%

Aimco Capital

Aimco Capital Aimco Capital is responsible for managing $17B in assets, $14B of which is owned by Aimco, plus more than $3B owned by Aimco partners and affiliates The Aimco Capital team sets and executes Aimco's portfolio management strategy, which is based on an asset allocation model and provides for solid risk-adjusted returns Aimco Capital creates value through asset management and transactions including: Tax credit transactions Partnership transactions Third-party asset management Joint ventures

Aimco Capital Tax Credit Redevelopment Increasing NAV and Providing a Stable Source of Fee Income Aimco's affordable property portfolio provides a captive pipeline of opportunities for raising tax credit equity Aimco is awarded Federal tax credits the benefits of which are transferred to investors at the present value of future tax benefits A syndication fee of 10-12% is earned upon completion of the tax credit syndication and the balance of the income from the sale is deferred Deferred income is recognized over 10-15 years as tax credits are delivered to the investor, providing a stable source of FFO Value of affordable asset is increased through redevelopment, funded in part by the proceeds from the sale of the tax credits Aimco's limited equity investment provides the opportunity for significant ROE Aimco continues to own and operate the underlying real estate and receive the benefits of future cash flow and residual value

Asset Management and Transaction Income

Aimco Capital Projected Tax Credit Income Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco's existing tax credit arrangements Deferred revenue reflects cash received but not yet recognized as revenue, as well as cash expected to be received from investors in the future under conditional capital contribution commitments See additional disclosures related to projected tax credit income in footnotes 2 and 3 on Supplemental Schedule 11 of Aimco's 4Q 2007 Earnings Release

Financial Strategy

Financial Strategy Aimco's Financial Strategy Supports our Growth Non-Recourse Property Debt Allows Higher Leverage & Superior Risk-Adjusted IRR DSC & LTV tailored to the asset or pool Non-recourse is safer Laddered debt maturities and matched duration to our asset strategies Use of Floating Rate Debt Evidence supports lower long-term interest costs with floating rate debt Match-funds apartment leases Sized with consideration of acceptable FFO volatility Key Growth Activities are Substantially Self Funded / Financed Out Conventional Redevelopment is funded largely with non-recourse property borrowing secured by the value created in the redevelopment process Affordable Redevelopment spending is primarily funded by tax credit equity Entitlement requires little capital

Leverage Considerations Source: Bank of America Securities, March 2007 PRIVATE MARKET PARTICIPANT LTV RATIO .. 74% 73% 71% 70% 70% 67% 63% 20% 30% 40% 50% 60% 70% 80% Apartments Regional Malls Industrial Self-Storage Office Lodging Restaurant Public REIT DEBT / TOTAL MARKET CAPITALIZATION (2) .. 41% 37% 36% 35% 32% 30% 34% 20% 30% 40% 50% 60% 70% 80% Regional Malls Office Self-Storage Industrial Apartments Diversified Lodging Multifamily assets are more leveragable than other property types: Tenant diversification reduces credit risk Relatively inelastic demand - landlord pricing power A recent survey of private market participants shows they are more aggressive in employing leverage than publicly traded REITs

Net Asset Value

NAV Growth Drivers Aimco is Well Positioned for Growth Growth Driver Potential NAV Creation Property Operations Each 1% increase in NOI generates approximately $1. 20 NAV per share Redevelopment Redevelopment spending in low cap markets drives value Tax Credit Transactions Tax credit transactions are NPV positive

NAV Share Price Discount to NAV Aimco's shares are trading at a significant discount to NAV, and at a 7.9% implied cap rate Aimco continues to generate additional value through NOI growth, redevelopment, and our tax credit business, though these benefits have been partially offset by modest increases in cap rates Aimco intends to continue to capitalize on public versus private arbitrage through share repurchases with proceeds from non-core asset sales, joint ventures and retained earnings Aimco is currently authorized to purchase up to approximately 28.7 million additional shares